Exhibit 99.1

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated January 27, 2014 to the Board of Directors of Martin Marietta Materials, Inc. (the “Company”) included as Annex B to the Joint Proxy Statement/Prospectus included in the Company’s Registration Statement on Form S-4 (the “Joint Proxy Statement/Prospectus”) relating to the proposed acquisition of Texas Industries, Inc. by the Company, and (ii) the references to our firm and to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ Christopher Ventresca
Name:	Christopher Ventresca
Title:	Managing Director

April 30, 2014